Exhibit 99.1

Popular Announces Planned Capital Actions

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--January 23, 2019--Popular, Inc. (“Popular” or the “Company”) (NASDAQ: BPOP) announced today the following planned capital actions:

  an increase in the Company’s quarterly common stock dividend from $0.25 per share to $0.30 per share, payable commencing in the second quarter of 2019, subject to the approval by the Company’s Board of Directors; and
  common stock repurchases of up to $250 million.

“These capital actions evidence the strength of Popular’s capital position, which allows us to return capital to our shareholders as we invest in our franchise to ensure its continued success in the future,” said Chief Executive Officer Ignacio Alvarez.

Common stock repurchases may be executed in the open market or in privately negotiated transactions. The timing and exact amount of the share repurchases will be subject to various factors, including the Company’s capital position, financial performance and market conditions.

The announcement of the planned common stock repurchases follows the non-objection from the Board of Governors of the Federal Reserve System.

About Popular, Inc.

Popular, Inc. is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives, and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Company’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal proceedings and new accounting standards on the Company’s financial condition and results of operations, the impact of Hurricanes Irma and Maria on us, our ability to successfully integrate the auto finance business acquired from Wells Fargo & Company, as well as the unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during the due diligence investigation of the business or that are not subject to indemnification or reimbursement, and risks that the business may suffer as a result of the acquisition, including due to adverse effects on relationships with customers, employees and service providers. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

CONTACT:
Popular, Inc.
Investor Relations:
Paul J. Cardillo, 212-417-6721
Investor Relations Officer
pcardillo@popular.com
or
Media Relations:
Teruca Rullán, 787-281-5170 or 917-679-3596 (mobile)
Senior Vice President, Corporate Communications